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Ventana Medical Systems, Inc.

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Media Release

For Immediate Release

Basel, December 5, 2007

Roche To Nominate Independent Directors for Election at Ventana’s 2008 Annual Stockholders Meeting

Roche (SWX: ROG.VX; RO.S) announced today that it gave notice to Ventana Medical Systems, Inc. (Nasdaq: VMSI), as required by Ventana’s bylaws, that it will nominate independent candidates to replace Ventana’s board of directors at Ventana’s 2008 annual stockholders meeting.

On June 27, 2007, Roche commenced a tender offer to acquire all of the outstanding common shares of Ventana for $75.00 per share in cash.  This price represents a 44% premium to Ventana’s close of $51.95 on June 22, 2007 (the last trading day prior to the announcement of Roche’s offer) and a 55% premium to its three-month average as of the same date of $48.30.  Recently, Roche entered into a confidentiality agreement with Ventana and has carried out limited due diligence.

Franz B. Humer, Chairman and CEO of Roche said, “We have taken this step, as required by Ventana’s bylaws, because we are committed to pursuing the acquisition of Ventana.  However, we continue to prefer a negotiated transaction.”

Dr. Humer continued, “All of our nominees have proven track records in their areas of expertise and, if elected, we are confident that they will act in the best interests of Ventana stockholders by exploring all alternatives for maximizing shareholder value.”

Nominees and Proposals
Roche intends to nominate the following candidates for election to Ventana’s four Class III director seats:

•
Dwight B. Crane, Ph.D.  Dr. Crane was a professor at Harvard Business School from 1969 to June 2007 and is currently the George Fisher Baker, Jr. Professor of Business Administration, Emeritus, at Harvard Business School, the lead trustee of the Legg Mason Partners Equity Trust and the Legg Mason Partners Variable Equity Trust and a director of LMP Real Estate Income Fund, Inc. and Western Asset Municipal High Income Fund, Inc.

•
John J. Jones.  Mr. Jones served as Senior Vice President and General Counsel of Argosy Gaming Company from January 2004 to October 2005, as Vice Chairman and General Counsel of Legal Advantage Services from December 2002 to January 2004, as Executive Vice President and General Counsel of RCN Corporation from July 1998 to December 2002 and is currently the Managing Director of J3 Capital and Executive Vice President of Imaging Advantage LLC.

•
Loring W. Knoblauch.  Mr. Knoblauch served as President and Chief Executive Officer of Underwriters Laboratories, Inc. from April 2001 to December 2004, as President and Chief Executive Officer of Talon Automated Equipment Company from 1997 to 2001, as President of Honeywell Asia Pacific from 1986 to 1992 and is currently a member of the Operating Advisory Board of Prism Capital, Inc.

•
Michael L. Kranda.  Mr. Kranda served as a Managing Director of Vulcan Venture Capital from September 2003 to December 2006, as Chief Executive Officer and President of Oxford GlycoSciences from July 1996 to July 2002 and is currently a consultant for Vulcan Venture Capital.

In addition, Roche intends to seek stockholder approval to amend Ventana’s bylaws to eliminate Ventana’s classified board and to remove all of the Ventana directors, other than the four Class III directors elected at the 2008 Annual Meeting.  If stockholders approve the elimination of the classified board and removal of directors, Roche intends to seek stockholder approval to amend Ventana’s bylaws to reduce the size of the Board of Directors from 10 to seven members and to elect the following candidates to the three vacant seats on the Board of Directors:

•
Bary G. Bailey.  Mr. Bailey served as Executive Vice President and Chief Financial Officer of Valeant Pharmaceuticals International (formerly ICN Pharmaceuticals, Inc.) from December 2002 to May 2007 and as Executive Vice President, Strategy

and Technology, of PacifiCare Health Systems, Inc. from July 2000 to December 2002.
•
Jay B. Hunt.  Mr. Hunt has served as a Principal of The Development Group since 1993, served as Executive Vice President of FM Productions from 1988 to 1990, as Chief Executive Officer of FN Realty Services, Inc. from 1983 to 1987 and is currently the non-executive Chairman of DDi Corporation.

•
Anthony H. Wild, Ph.D.  Dr. Wild has served as a general partner of Bows Pharmaceuticals AG since October 2006, served as the Chairman and Chief Executive Officer of MedPointe Pharmaceuticals, Inc. from September 2001 to April 2006, as President of the Warner-Lambert Company’s Global Pharmaceutical Sector from 1995 to 2000 and is currently a member of the Board of Directors of Millennium Pharmaceuticals, Inc.

In addition, Roche notified Ventana of its intent to nominate Philip R. Lochner, Jr. and/or David A. Dodd as additional or substitute nominees for election to Ventana’s Board of Directors if one or more of the nominees is unable to serve:

•
Philip R. Lochner, Jr.  Mr. Lochner served as Senior Vice President and Chief Administrative Officer of Time Warner Inc. from 1991 to 1998, as a Commissioner of the Securities and Exchange Commission from March 1990 to July 1991 and is currently a member of the Board of Directors of Apria Healthcare Group Inc., Clarcor Inc., Crane Co., CMS Energy Corporation and Monster Worldwide Inc.

•
David A. Dodd.  Mr. Dodd has served as Chairman, President and Chief Executive Officer of BioReliance Corporation since December 2007, served as Chief Executive Officer of Serologicals Corporation from June 2000 to July 2006, as Chief Executive Officer of Solvay Pharmaceuticals, Inc. from August 1995 to May 2000 and is currently the non-executive Chairman of Stem Cell Sciences plc.

Greenhill & Co. and Citi are acting as financial advisors to Roche and Davis Polk & Wardwell is acting as legal counsel.

About Roche
Headquartered in Basel, Switzerland, Roche is one of the world’s leading research-focused healthcare groups in the fields of pharmaceuticals and diagnostics. As the world’s biggest biotech company and an innovator of products and services for the early detection, prevention, diagnosis and treatment of diseases, the Group contributes on a broad range of fronts to improving people’s health and quality of life. Roche is the world leader in in-vitro diagnostics and drugs for cancer and transplantation, a market leader in virology and active in other major therapeutic areas such as autoimmune diseases, inflammation, metabolic disorders and diseases of the central nervous system. In 2006 sales by the Pharmaceuticals Division totaled 33.3 billion Swiss francs, and the Diagnostics Division posted sales of 8.7 billion Swiss francs. Roche has R&D agreements and strategic alliances with numerous partners, including majority ownership interests in Genentech and Chugai, and invests approximately 7 billion Swiss francs a year in R&D. Worldwide, the Group employs about 75,000 people.

Roche’s Diagnostics Division offers a uniquely broad product portfolio and supplies a wide array of innovative testing products and services to researchers, physicians, patients, hospitals and laboratories world-wide.

Roche commenced operations in the U.S. over 100 years ago and these operations include research and development centers that conduct leading-edge work in advancing disease detection and treatment. Our diagnostics and pharmaceuticals businesses in the U.S. employ more than 20,000 people and generate approximately $10 billion in sales (including Genentech), accounting for about 40% of the Roche Group's global annual revenues.

For further information, please visit www.roche.com.

All trademarks used or mentioned in this release are protected by law.

Further information
- All documents on the offer to Ventana’s shareholders: www.roche.com/info070625

Roche Group Media Office
Phone: +41 61 688 8888 / e-mail: basel.mediaoffice@roche.com
- Daniel Piller (Head of Roche Group Media Office)
- Baschi Dürr

Brunswick Group (for U.S. media)
Phone: +1 212 333 3810
- Steve Lipin
- Nina Devlin

MacKenzie Partners (for U.S. investors)
Phone: +1 212 929 5500
- Larry Dennedy
- Bob Marese

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THIS DOCUMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS ‘BELIEVES’, ‘EXPECTS’, ‘ANTICIPATES’, ‘PROJECTS’, ‘INTENDS’, ‘SHOULD’, ‘SEEKS’, ‘ESTIMATES’, ‘FUTURE’ OR SIMILAR EXPRESSIONS OR BY DISCUSSION OF, AMONG

OTHER THINGS, STRATEGY, GOALS, PLANS OR INTENTIONS. VARIOUS FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY IN THE FUTURE FROM THOSE REFLECTED IN FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT, AMONG OTHERS: (1) PRICING AND PRODUCT INITIATIVES OF COMPETITORS; (2) LEGISLATIVE AND REGULATORY DEVELOPMENTS AND ECONOMIC CONDITIONS; (3) DELAY OR INABILITY IN OBTAINING REGULATORY APPROVALS OR BRINGING PRODUCTS TO MARKET; (4) FLUCTUATIONS IN CURRENCY EXCHANGE RATES AND GENERAL FINANCIAL MARKET CONDITIONS; (5) UNCERTAINTIES IN THE DISCOVERY, DEVELOPMENT OR MARKETING OF NEW PRODUCTS OR NEW USES OF EXISTING PRODUCTS, INCLUDING WITHOUT LIMITATION NEGATIVE RESULTS OF CLINICAL TRIALS OR RESEARCH PROJECTS, UNEXPECTED SIDE-EFFECTS OF PIPELINE OR MARKETED PRODUCTS; (6) INCREASED GOVERNMENT PRICING PRESSURES; (7) INTERRUPTIONS IN PRODUCTION; (8) LOSS OF OR INABILITY TO OBTAIN ADEQUATE PROTECTION FOR INTELLECTUAL PROPERTY RIGHTS; (9) LITIGATION; (10) LOSS OF KEY EXECUTIVES OR OTHER EMPLOYEES; AND (11) ADVERSE PUBLICITY AND NEWS COVERAGE. THE STATEMENT REGARDING EARNINGS PER SHARE GROWTH IS NOT A PROFIT FORECAST AND SHOULD NOT BE INTERPRETED TO MEAN THAT ROCHE’S EARNINGS OR EARNINGS PER SHARE FOR ANY CURRENT OR FUTURE PERIOD WILL NECESSARILY MATCH OR EXCEED THE HISTORICAL PUBLISHED EARNINGS OR EARNINGS PER SHARE OF ROCHE.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL VENTANA’S COMMON STOCK. THE TENDER OFFER IS BEING MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED TENDER OFFER MATERIALS) FILED BY ROCHE WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) ON JUNE 27, 2007. THESE MATERIALS, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER, THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. INVESTORS AND STOCKHOLDERS CAN OBTAIN A FREE COPY OF THESE MATERIALS AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE

SEC AT WWW.SEC.GOV. THE TENDER OFFER MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE WILL BE FILING A PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT DOCUMENTS WITH THE SEC IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR THE 2008 ANNUAL MEETING (THE “PROXY STATEMENT”).  PROMPTLY AFTER FILING A DEFINITIVE PROXY STATEMENT WITH THE SEC, ROCHE WILL MAIL THE PROXY STATEMENT AND A PROXY CARD TO EACH VENTANA STOCKHOLDER ENTITLED TO VOTE AT THE 2008 ANNUAL MEETING.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  INVESTORS AND STOCKHOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF THESE MATERIALS AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV.  IN ADDITION, DOCUMENTS FILED WITH THE SEC BY ROCHE MAY ALSO BE OBTAINED FOR FREE BY CONTACTING MACKENZIE PARTNERS AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE HOLDING LTD, ROCHE HOLDINGS, INC., ROCKET ACQUISITION CORPORATION AND THE INDIVIDUALS NOMINATED BY ROCHE HOLDINGS, INC. FOR ELECTION TO VENTANA’S BOARD OF DIRECTORS (THE “ROCHE NOMINEES”) MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM VENTANA STOCKHOLDERS FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.  THE DIRECTORS AND EXECUTIVE OFFICERS OF ROCHE HOLDING LTD, ROCHE HOLDINGS, INC. AND ROCKET ACQUISITION CORPORATION WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES HAVE NOT BEEN DETERMINED AS OF THE DATE OF THIS PRESS RELEASE.  NO ADDITIONAL COMPENSATION WILL BE PAID TO SUCH DIRECTORS AND EXECUTIVE OFFICERS FOR SUCH SERVICES.  IN THEIR ROLE AS FINANCIAL ADVISORS TO ROCHE, GREENHILL & CO. AND CITI MAY ALSO ASSIST IN THE SOLICITATION OF PROXIES FROM VENTANA STOCKHOLDERS.  GREENHILL & CO. AND CITI WILL NOT RECEIVE ANY FEES FOR OR IN CONNECTION WITH ITS SOLICITATION ACTIVITIES, OTHER THAN THE FEES DUE FOR THEIR SERVICES AS FINANCIAL ADVISORS TO ROCHE AND DEALER MANAGERS IN

CONNECTION WITH ROCHE’S TENDER OFFER.  INVESTORS AND STOCKHOLDERS CAN OBTAIN ADDITIONAL INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF THE ROCHE NOMINEES AND OTHER PARTICIPANTS BY READING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.